Exhibit 99.1

IIOT-OXYS, Inc. Reports Second Quarter Results and Upcoming Investor Conference Call

CAMBRIDGE, MA / ACCESSWIRE / August 25, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced its financial results for its second quarter ended June 30, 2022, and an upcoming Investor Conference Call on Tuesday, August 30, 2022.

Cliff Emmons, CEO of IIOT-OXYS, Inc. (Oxys) stated, “Our revenue for the quarter ended June 30, 2022 exceeded the total revenue for 2021, as was anticipated in our Quarterly Report on Form 10-Q for the first quarter of 2022. We continue to gain traction with strategic partners, customers, and potential customers in our key two markets: Smart Manufacturing / Industry 4.0 and Structural Health Monitoring (SHM). These are both high growth markets. Market research shows the worldwide Industry 4.0 market in 2021 was $64.9 billion USD and is projected to be $165.5 billion USD by 2026 (20.6% CAGR).1 Also, the worldwide Structural Health Monitoring industry was $2.0 billion USD in 2021 and will reach $4.0 billion USD by 2027 (CAGR of 14.6%).2 Through our collaborations with Aretas Sensor Networks, we have access to a third market, Indoor Air Quality Monitors, which was estimated at $3.7 billion USD in 2020 and projected to reach $6.4 billion USD in 2027, growing at 8.2% CAGR.3“

Some Key Accomplishments in 2022 YTD include:

•	Our Structural Health Monitoring business continues to gather momentum, receiving a contract extension with a New England State’s DOT for Bridge Monitoring announced in the first quarter for monitoring throughout the second quarter, which generated this quarter’s revenue. A proposal for monitoring and equipment upgrades for the 2022 to 2023 fiscal year was submitted in the second quarter, and we anticipate its formal approval in the second half of 2022. We received verbal approval to continue invoicing monitoring fees into third quarter, while awaiting formal written approval.

•	The Canadian Indoor Air Quality Sensor and IIoT Platform company, Aretas Sensor Networks, with whom we entered an NDA in the first quarter, continues to progress well. In addition to the initial collaborative agreement signed in the first quarter, we signed an algortihm development contract in the second quarter which will generate revenue in our third quarter. We continue to explore additional collaborations that we expect to move forward with this year.

•	Our CEO, Cliff Emmons, and COO, Karen McNemar, both renewed their employment contracts in June, ensuring stable experienced leadership focused on long-term growth.

“We believe the underlying strengths of the Company are gathering momentum for expected growth. We will keep a steady focus on prospecting, submitting proposals, and securing Proof of Concepts (POCs). It is anticipated that the momentum of the second quarter’s revenue will continue into the third quarter and the second half of the year. We expect that our third quarter revenue will match or exceed this quarter’s revenues, and revenue for the second half of 2022 will exceed that generated in the first half of 2022. In total, we expect that total revenue for 2022 will exceed that of 2019” concluded Mr. Emmons.

Those attending the investor conference call will have the opportunity to submit questions concerning the Company to Stuart Smith of SmallCapVoice.Com, Inc. via e-mail: ssmith@smallcapvoice.com by 12:00 PM EST on Friday, August 26th, 2022. The Company plans to address as many appropriate questions as possible.

To access the call on Tuesday, August 30th, 2022 at 4:30 PM EDT:

Dial-In Number: 1-857-232-0157

Access Code: 422095

For those unable to participate in the conference call at that time, a replay will be available at https://www.smallcapvoice.com/clients/itox/ shortly after the call has concluded.

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1 https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html

2 https://www.marketsandmarkets.com/Market-Reports/structural-health-monitoring-market-101431220.html

3 https://www.reportlinker.com/p05957040/Global-Indoor-Air-Quality-Monitors-Industry.html

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About IIOT-OXYS Inc.

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.

Clifford L. Emmons

CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

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